UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	January 31, 2005

Hillenbrand Industries, Inc.
__________________________________________
(Exact name of registrant as specified in its charter)

Indiana	1-6651	35-1160484
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

1069 State Route 46 East, Batesville, Indiana		47006-8835
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	(812) 934-7000

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 1.01 Entry into a Material Definitive Agreement.

On January 31, 2006, Hillenbrand Industries, Inc. entered into an employment agreement, a change in control agreement and an indemnification agreement with John H. Dickey, who became Hillenbrand's Vice President of Human Resources effective January 1, 2006. Each agreement is in substantially the same form as the comparable agreements entered into between Hillenbrand and its other executive officers (other than the President and Chief Executive Officer).

The employment agreement sets forth Mr. Dickey's basic duties and provides that he is entitled to receive a base salary of $240,000 per year, incentive compensation payable in Hillenbrand's discretion and such additional compensation, benefits and perquisites as Hillenbrand may deem appropriate. The employment agreement is terminable by either Hillenbrand or Mr. Dickey on sixty days’ notice, or pay in lieu of notice, and is terminable at any time by Hillenbrand for cause, as defined in the employment agreement. If Mr. Dickey is terminated other than for cause, Hillenbrand is required to pay severance to Mr. Dickey in an amount equal to twelve months of Mr. Dickey's base salary, with payments commencing six months after the time of termination. However, until the first anniversary of the election of a permanent President and Chief Executive Officer to replace Rolf A. Classon, such severance amount will be in an amount equal to twenty-four months of Mr. Dickey's base salary. For the twelve months after the one-year anniversary of the employment of the permanent President and Chief Executive Officer, the additional severance will be reduced each month, returning the total severance benefit to twelve months of Mr. Dickey's base salary upon the second anniversary of the employment of the permanent President and Chief Executive Officer. The employment agreement also contains a limited non-competition and non-solicitation agreement of Mr. Dickey, which continues generally for a period of two years after the termination of Mr. Dickey's employment.

The change in control agreement provides for payment of specified benefits upon Hillenbrand's termination of Mr. Dickey's employment (other than on account of death, disability, retirement or "cause") in anticipation of or within two years after a Change in Control, or upon Mr. Dickey's termination of employment for "good reason" within two years after a Change in Control. The benefits to be provided by Hillenbrand upon a Change in Control under any of the above circumstances are: (i) a lump sum payment in cash equal to two times Mr. Dickey's annual base salary; (ii) continued health and medical insurance for Mr. Dickey and his dependents and continued life insurance coverage for Mr. Dickey for 24 months, with the right to purchase continued medical insurance (at COBRA rates) from the end of this period until Mr. Dickey reaches retirement age; (iii) a cash payment in lieu of certain perquisites, such as accrued and unpaid vacation; and (iv) an increase to the defined benefit and defined contribution pension benefit otherwise payable to Mr. Dickey calculated by giving him equivalent credit for two additional years of age and service. In addition, upon a Change in Control, whether or not Mr. Dickey's employment is terminated, all outstanding stock options, restricted stock and restricted stock units will become fully vested and Mr. Dickey will be deemed to have earned all outstanding short-term incentive compensation and performance share compensation awards to the extent such awards would have been earned if all performance targets for the relevant period were achieved 100%. The change in control agreement provides that if Mr. Dickey receives payments that would be subject to the excise tax on excess parachute payments imposed by Section 4999 of the Internal Revenue Code, Mr. Dickey will be entitled to receive an additional "gross-up" payment in an amount necessary to put Mr. Dickey in the same after-tax position as if such excise tax had not been imposed, except that if the value of all "parachute payments" to Mr. Dickey does not exceed 120% of the maximum "parachute payment" that could be paid to him without giving rise to the excise tax, the payments otherwise called for by the change in control agreement will be reduced to the maximum amount which would not give rise to the excise tax. Under the change in control agreement, a "Change in Control" is defined generally as (i) the acquisition of beneficial ownership of 35% or more of the voting power of all Hillenbrand voting securities by a person or group at a time when such ownership is greater than that of the members of the Hillenbrand Family; (ii) the consummation of certain mergers or consolidations; (iii) the failure of a majority of the members of Hillenbrand's Board of Directors to consist of Current Directors (defined as any director on the date of the change in control agreement and any director whose election was approved by a majority of the then-Current Directors); (iv) the consummation of a sale of substantially all of the assets of Hillenbrand; or (v) the date of approval by the shareholders of Hillenbrand of a plan of complete liquidation of Hillenbrand.

The indemnification agreement obligates Hillenbrand to indemnify Mr. Dickey to the full extent permitted by the laws of the State of Indiana. Indemnification is required against judgments, fines, amounts paid in settlement and reasonable expenses, including attorneys’ fees, actually and reasonably incurred in connection with the defense or settlement of a claim, made against Mr. Dickey by reason of his service as an officer of Hillenbrand. Indemnification is not available in certain circumstances, including where Mr. Dickey derived an improper personal benefit, where a court determines that indemnification is not lawful under any applicable statute or public policy or in connection with any proceeding initiated by Mr. Dickey unless required by law, authorized by the Board of Directors or related to enforcement of the indemnification agreement.

Item 9.01 Financial Statements and Exhibits.

(c) Exhibits.

10.1 Employment Agreement between Hillenbrand Industries, Inc. and John H. Dickey dated January 31, 2006.

10.2 Form of Change in Control Agreement between Hillenbrand Industries Inc. and certain executive officers including Gregory N. Miller, Patrick D. de Maynadier, Kenneth A. Camp and John H. Dickey (Incorporated herein by reference to Exhibit 10.9 filed with Form 10-K for the year ended September 30, 2005).

10.3 Form of Indemnity Agreement between Hillenbrand Industries, Inc. and certain executive officers (Incorporated herein by reference to Exhibit 10.9 filed with Form 10-K for the year ended September 30, 2003).

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Hillenbrand Industries, Inc.

January 31, 2006	By:	Gregory N. Miller

Name: Gregory N. Miller
Title: Senior Vice President and Chief Financial Officer

Hillenbrand Industries, Inc.

January 31, 2006	By:	Richard G. Keller

Name: Richard G. Keller
Title: Vice President - Controller and Chief Accounting Officer

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Exhibit Index

Exhibit No.	Description

10.1	Employment Agreement between Hillenbrand Industries, Inc. and John H. Dickey dated January 31, 2006.